                                                                    Exhibit 10.5

                          MANAGEMENT SERVICES AGREEMENT

     This Management Services Agreement (this "Agreement") is entered into by and between Atlas FRM LLC, a Delaware limited liability company ("Atlas"), and
Wood Resources LLC, a Delaware limited liability company (the "Company"), as of
April 4, 2003 (the "Effective Date"). Atlas and the Company do hereby agree to the terms and conditions of this Agreement as follows:

1.   MANAGEMENT SERVICES.

     1.1 Services To Be Provided. Atlas shall supervise and manage, or cause the supervision and management, of the day-to-day business and administrative operations of the Company (the "Services"). With respect to the Services, Atlas shall perform the following;

          (a) General and administrative supervision and oversight including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures;

          (b) Accounting and financial advisory services including, but not limited to, general accounting and bookkeeping, business management such as billing and collecting, and preparation of financial statements;

          (c) Other than the payment of taxes, which is the responsibility of the Company, tax services including, but not limited to, preparation of tax returns and tax audits; and

          (d) Strategic consulting services including, but limited to, strategic business planning and participation in strategy implementation.

     1.2 Authority; Power of Attorney. The Company hereby grants Atlas and each of Atlas's managers and officers a power of attorney to, in the Company's name, take any and all actions, and execute any and all documents, as may be contemplated hereby or as may be necessary to take or execute in connection with any of the powers granted to Atlas hereby. Parties dealing with the Company are entitled to rely upon the authority of Atlas to execute such documents on behalf of the Company. Atlas is authorized to make expenditures and incur obligations to the extent necessary to operate the Company in a lawful, safe and professional manner and to preserve and protect the assets of the Company.

     1.3 Records and Auditing Rights. Atlas shall at all times maintain adequate books and records to verify the accounts and transactions under this Agreement.
Such records shall be retained and kept available for inspection and audit by the Company and its legal and accounting

representatives on days Atlas is open for business during normal working hours upon reasonable notice to Atlas.

2.   COMPENSATION.

     In consideration for the performance of the Services pursuant to this
Agreement, Atlas shall be entitled to a management fee in an amount equal to three hundred thousand dollars ($300,000) per annum (the "Management Fee"). The
Management Fee shall be payable in equal monthly installments on the first day of each month.

3.   TERM.

     3.1 Initial Term. This Agreement shall have an initial term commencing on the Effective Date until December 31, 2008, unless otherwise terminated pursuant to the terms hereof. This Agreement shall terminate immediately either upon (i)
Atlas Wood Holdings LLC ceasing to have the right to elect a majority of
Managers of the Company in accordance with the terms of the Amended and Restated
Limited Liability Company Agreement, dated as of April 4, 2003, of the Company
(the "LLC Agreement") or (ii) a sale of all or substantially all of the assets of the Company and the earlier of (A) the distribution of Net Cash Proceeds (as defined in the LLC Agreement) therefrom or (B) the date three months after the receipt of substantially all Net Cash Proceeds (as defined in the LLC Agreement)
from such sale.

     3.2 Renewal. This Agreement shall be renewed automatically for additional consecutive twelve-month terms, unless either party provides notice to the other of its intent not to renew not more than 30 days and not less than six (6) days prior to the end of the term (i.e., between December 1 and December 25).

4.   DISPUTE RESOLUTION.

     4.1 All disputes arising out of this Agreement, any of the provisions hereof or the performance of either party hereunder that the parties are unable to resolve directly between themselves shall be settled by arbitration in
Delaware (unless Atlas and the Company agree upon another location) before three arbitrators in accordance with the rules then in effect of the American
Arbitration Association.

5.   INDEMNIFICATION AND TAXES.

     5.1 Indemnification. The Company hereby agrees to release, indemnify, defend, protect and hold harmless Atlas and each of Atlas's managers, officers, members, employees, agents, affiliates or representatives from and against all claims, losses, liabilities and expenses, including legal fees and expenses
(including expenses of in-house counsel) resulting from any action taken or not taken by Atlas in connection with Atlas's performance under this Agreement except to the extent such liability is directly attributable to Atlas's willful misconduct. The indemnification provisions of this Agreement shall survive termination of this Agreement.

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     5.2 Taxes. The Company is responsible for the payment of all tariffs, duties and taxes (excluding U.S. federal and state taxation of the overall net income of Atlas) imposed by any domestic or foreign government or governmental agency in connection with this Agreement, however designated, levied or assessed, including without limitation, state and local income, lease, personal, sales and use taxes.

6.   MISCELLANEOUS.

     6.1 Notices. All consents, approvals, notices, requests, demands, instructions and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered personally; (ii) mailed by registered mail, or U.S. certified mail, return receipt requested, postage prepaid; (iii) delivered by Federal Express, Network or other reputable U.S.
overnight courier service; or (iv) delivered by facsimile transmission (receipt of such transmission to be acknowledged by the recipient by facsimile transmission).

          (i)  if to Atlas, to:

               Atlas FRM LLC
               One Sound Shore Drive, Suite 302
               Greenwich, Connecticut 06830
               Attn: Andrew M. Bursky

               Fax: 203-622-0151

          (ii) if to the Company, to:

               Wood Resources LLC
               One Sound Shore Drive, Suite 302
               Greenwich, CT 06830
               Attn: Chairman

               Fax: 203-622-0151

or to such other place as any party may designate as to itself by written notice to the other parties. All notices shall be deemed given on the date of receipt at the appropriate address, except in the case of facsimile transmissions received after the normal close of business, which shall be deemed given on the next business day.

     6.2 Force Majeure. Neither Atlas nor the Company will be liable for nonperformance or defective or late performance of any of its obligations hereunder to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such party's control, including, without limitation, acts of God, war (declared or undeclared), acts (including failure to act) of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors for the same causes.

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     6.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     6.4 Amendment. This Agreement may be amended or modified only by a written instrument signed by each party.

     6.5 GOVERNING LAW. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD
TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS THAT MIGHT REQUIRE OR PERMIT THE
APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

     6.6 Assignment; Binding Effect. This Agreement and the rights and obligations hereunder may not be assigned by any party, in whole or in part, without the prior written consent of the other party, and any such assignment that is made without such consent shall be void and of no force and effect. No permitted assignment shall release any party from any of its obligations under this Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assignees.

     6.7 Severability. In the event any one or more of the provisions (or portion(s) thereof) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or portion(s) thereof), and this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion(s) thereof) had never been contained herein.

     6.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding any and all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter.

     6.9 Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

     6.10 No Third Party Beneficiaries. This Agreement is intended for the exclusive benefit of the parties to this Agreement and their respective personal representatives, successors and permitted assigns, and nothing contained in this
Agreement shall be construed as creating any rights or benefits in or to any third party.

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     6.11 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     6.12 Captions. The captions of the sections and paragraphs of this
Agreement are for convenience and reference only and in no way define, limit or describe the scope of intent of this Agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

ATLAS FRM LLC:                          WOOD RESOURCES LLC:

By: /s/ Andrew M. Bursky                By: /s/ Timothy J. Fazio
    ---------------------------------       ------------------------------------
Name: Andrew M. Bursky                  Name: Timothy J. Fazio
Title: Managing Partner                 Title: Vice President

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